CONTRACT OF SALE

                                        among

                             GARMENT CAPITOL ASSOCIATES,

                                     Fee Owner,

                                  4987 CORPORATION,

                                     Net Lessee,

                       GEORGE COMFORT & SONS, INC., as Agent,

                                         and

                           TIRREM MANAGEMENT COMPANY, INC.


                              Dated:  January ___, 1997




                                 Property Location:

                            The Garment Capitol Building
                                 498 Seventh Avenue
                                 New York, New York

                                    TABLE OF CONTENTS


                                                                     Page

         ARTICLE 1 - THE PROPERTY; PURCHASE PRICE.....................1

             SECTION 1.01. The Property...............................1
             SECTION 1.02. Purchase Price.............................2
             SECTION 1.03. Contingency................................3

         ARTICLE 2 - THE CLOSING......................................3

             SECTION 2.01. The Closing................................3

         ARTICLE 3 - TITLE TO THE PROPERTY............................4

             SECTION 3.01. Title to the Property......................4
             SECTION 3.02. Utility Agreement..........................6
             SECTION 3.03. Certain Mechanic's Lien....................6

         ARTICLE 4 - REPRESENTATIONS AND WARRANTIES...................7

             SECTION 4.01. Representations and Warranties
                           by Fee Owner...............................7
             SECTION 4.02. Representations and Warranties of
                           Net Lessee.................................8
             SECTION 4.03. Purchaser's Representations and
                           Warranties................................12
             SECTION 4.04. Certain Limitations on Seller's
                           Representations and Warranties............12
             SECTION 4.05. Survival of Representations and
                           Warranties................................13
             SECTION 4.06. No Other Representations or Warranties....13
             SECTION 4.07  Purchaser's Due Diligence ................14
             SECTION 4.08  Notice of Inspection .....................14
             SECTION 4.09  Indemnification ..........................15

         ARTICLE 5 - COVENANTS OF SELLER.............................15

             SECTION 5.01. Covenants of Net Lessee...................15
             SECTION 5.02. Covenants of Fee Owner....................16
             SECTION 5.03. Union Contract............................16

         ARTICLE 6 - COVENANTS OF PURCHASER..........................18

             SECTION 6.01. Covenants of Purchaser....................18

         ARTICLE 7 - CLOSING CONDITIONS AND DELIVERIES...............18






             SECTION 7.01. Conditions to Seller's Obligations........18
             SECTION 7.02. Conditions to Purchaser's Obligations.....19
             SECTION 7.03. Fee Owner's Closing Documents.............19
             SECTION 7.04. Net Lessee's Closing Documents............20
             SECTION 7.05. Purchaser's Closing Documents.............22
             SECTION 7.06. Conditions Generally......................22

         ARTICLE 8 - TAXES AND OTHER EXPENSES........................23

             SECTION 8.01. Transfer Taxes............................23
             SECTION 8.02. Title Examination Fees and Sales Taxes....23
             SECTION 8.03. Survival..................................23

         ARTICLE 9 - CLOSING APPORTIONMENTS..........................23

             SECTION 9.01. Apportionments, Expense Allocations
                           and Payments..............................23
             SECTION 9.02. Apportionment of Rents....................25
             SECTION 9.03. Survival..................................26

         ARTICLE 10 - CONDEMNATION AND DESTRUCTION; INSURANCE........26

             SECTION 10.01. Condemnation.............................26
             SECTION 10.02. Destruction..............................26
             SECTION 10.03. Seller's Obligation to Maintain
                            Insurance................................27

         ARTICLE 11 - INDEMNITIES....................................28

             SECTION 11.01. Purchaser's Indemnity....................28
             SECTION 11.02. Net Lessee's Indeminity..................28
             SECTION 11.03. Indemnification Generally................28
             SECTION 11.04. Survival.................................29

         ARTICLE 12 - BROKER.........................................29

             SECTION 12.01. Broker...................................29

         ARTICLE 13 - REMEDIES.......................................29

             SECTION 13.01. Purchaser's Default......................29
             SECTION 13.02. Seller's Inability/Default...............30
             SECTION 13.03. Effect or Other Provisions...............30

         ARTICLE 14 - NOTICES........................................30

             SECTION 14.01. Notices..................................30

         ARTICLE 15 - ESCROW AGENT...................................32

             SECTION 15.01...........................................32





         ARTICLE 16 - MISCELLANEOUS PROVISIONS.......................33

             SECTION 16.01. Acceptance of the Premises...............33
             SECTION 16.02. Press Releases...........................33
             SECTION 16.03. Assignment...............................34
             SECTION 16.04. Binding Effect...........................34
             SECTION 16.05. Partial Invalidity.......................34
             SECTION 16.06. Recordation of Agreement;
                            Waiver of Lis Pendens....................34
             SECTION 16.07. Entire Agreement.........................34
             SECTION 16.08. Further Assurances.......................34
             SECTION 16.09. Enforcement..............................35
             SECTION 16.10. Amendment................................35
             SECTION 16.11. Governing Law............................35
             SECTION 16.12. Exhibits.................................35
             SECTION 16.13. No Waiver................................35
             SECTION 16.14. Headings, Article, Section and
                            Exhibit References.......................35
             SECTION 16.15. No Other Parties.........................35
             SECTION 16.16. Capacity of Parties; Claims..............35




































                                     CONTRACT OF SALE


              AGREEMENT, dated January ___, 1997, among GARMENT CAPITOL ASSOCIATES, a New York partnership, having an office c/o Wien & Malkin LLP, 60 East 42nd Street, New York, New York 10165 ("Fee Owner"), 4987 CORPORATION, a New York corporation, having an office c/o Helmsley-Spear, Inc., 60 East 42nd Street, New York, New York 10165 ("Net Lessee"), GEORGE COMFORT & SONS, INC., as Agent, a New York corporation having an office at 200 Madison Avenue, New York, New York 10016 ("Comfort") and TIRREM MANAGEMENT COMPANY INC., A New York corporation, having an office c/o Loeb Partners Realty, 521 Fifth Avenue, Suite 2300, New York, New York 10175 ("Tirrem" and, together with Comfort, "Purchaser").


                                W I T N E S S E T H:

              WHEREAS, Fee Owner is the owner in fee of that certain plot, piece and parcel of land located at 498 Seventh Avenue, New York, New York, as more particularly described on Exhibit A (the "Land"), upon which is located the building and all improvements located thereon and commonly known as The Garment Capitol Building (collectively, the "Building").

              WHEREAS, Net Lessee is the operating lessee of the Building pursuant to a ground lease dated May 1, 1957 between Fee Owner, as landlord, and 498 Seventh Avenue Associates, as lessee, as modified (the "Operating Lease"), the tenant's interest in which was assigned to Net Lessee on December 29, 1995. As used herein, the term "Seller" shall refer collectively to Fee Owner and Net Lessee.

              WHEREAS, Fee Owner desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property (defined in Section 1.01) on the terms and conditions hereinafter set forth.

              WHEREAS, Fee Owner and Purchaser desire that Net Lessee join in this Agreement for the purpose of (i) making certain representations and agreeing to certain operating covenants, and
         (ii) facilitating the conveyance of the Property free and clear of the Operating Lease or, at the option of Purchaser, assigning Net Lessee's interest in the Operating Lease as Purchaser may direct.

              NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, and subject to the terms and conditions hereof, Seller and Purchaser hereby covenant and agree as follows:

                                      ARTICLE 1

                            THE PROPERTY; PURCHASE PRICE

              SECTION 1.01. The Property. (a) Seller shall sell, assign, transfer and convey to Purchaser, and Purchaser shall purchase from Seller, at the price and upon and subject to the terms and conditions hereof, the Land, together with all of Seller's right, title and interest in and to (i) all strips, gores, easements, rights of way, privileges, appurtenances and other rights pertaining to the Land, (ii) any land lying in the bed of any street, road or avenue, opened or proposed, public or private, in front of or adjoining the Land to the center line thereof, (iii) the Building, (iv) all of the fixtures, machinery, life safety and security systems, cleaning supplies and equipment, light bulbs and ballasts, spare parts, and all other equipment owned by Seller and used in connection with or attached to or now located in the Building (collectively, the "Personal Property") and (v) all of Seller's transferable right, title and interest (if any) in and to the plans and specifications with respect to the Property and any guarantees, warranties or other rights related to the use or operation of the Building and the Personal Property, all assignable governmental licenses, permits, consents, authorizations, variances or waivers, and all intangibles associated with the Property, including, without limitation, the name of the Property ("Garment Capitol" Building), and the logo therefor, if any. The Land, the Building, the Personal Property and all other rights, improvements and property heretofore mentioned is referred to collectively herein as the "Property". Attached hereto as Exhibit B is a non-exclusive inventory of those items of Personal Property, generally described in clause (iv) above, that Seller shall sell, transfer and convey to Purchaser in connection with the transaction contemplated by this Agreement subject to depletion of supplies and ordinary wear and tear in connection with Seller's normal operation of the Property. Purchaser and Seller acknowledge that the description of the items on Exhibit B was independently prepared by Purchaser's representative and that Seller has performed no independent investigation with respect thereto. In no event shall the Purchase Price (defined in Section 1.02 herein) be reduced by reason of the consumption of all or any portion of the Personal Property or any damage or loss by whatever reason, absent the willful misconduct of Seller.

                   (b) Purchaser acknowledges that each party comprising Seller is to convey all of its right, title and interest in the Property subject to the terms of this Agreement so as to convey to Purchaser the full fee interest in the Property and (or free of) the leasehold interest therein pursuant to the Operating Lease, subject only to those matters set forth on Exhibit C hereto and in accordance with and subject to the terms of this Agreement. Each party comprising Seller acknowledges that Purchaser's obligations


         hereunder are contingent on performance by both the Fee Owner and Net Lessee of their respective material obligations hereunder and that Purchaser is relieved of its obligations if either Fee Owner or Net Lessee fails to so perform.

              SECTION 1.02. Purchase Price. (a) The purchase price for the Property (the "Purchase Price") is Forty-two Million and 00/100 DOLLARS ($42,000,000.00), payable by Purchaser as follows:

                        (i) Five Hundred Thousand and 00/100 DOLLARS ($500,00.00) (the "Downpayment") payable, subject to the provisions of Section 1.02(b), upon the execution and delivery of this Agreement by Seller and Purchaser, by delivering to Wien & Malkin LLP, as escrowee (the "Escrow Agent"), Purchaser's unendorsed certified or bank check drawn on a bank that is a member of the New York Clearinghouse Association payable to the order of "Wien & Malkin LLP, As Escrow Agent"; and

                       (ii) Forty-one Million Five Hundred Thousand and 00/100 DOLLARS ($41,500,000.00) (subject to (x)
                   reduction following the payment of additional amounts as part of the Downpayment pursuant to Section 2.01 and (y) increase pursuant to Section 5.03 hereof) payable on the Closing Date by wire transfer of immediately available federal funds to Wien & Malkin LLP on behalf of Seller to an account or accounts to be designated by Seller through complete wiring instructions provided at or prior to the Pre-Closing (as defined in Section 2.01(b)).

                   (b) The Downpayment, together with any interest accrued thereon, shall be held and paid by Escrow Agent in accordance with the provisions of Article 15 of this Agreement. Purchaser acknowledges that, if the closing shall occur, the Downpayment and interest thereon and the amounts paid to Wien & Malkin LLP pursuant to Section 1.02(ii), together with interest earned thereon, are to be held and distributed pursuant to a separate arrangement among Fee Owner, Net Lessee and Wien & Malkin LLP, and Purchaser shall have no right or interest in or to such funds.

              SECTION 1.03. Contingency. (a) The obligations of Purchaser pursuant to this Agreement are contingent upon the issuance of a "Loan Commitment" (as hereinafter defined) to Purchaser.

                   (b) The term "Loan Commitment" shall mean a commitment for a loan to consummate the purchase hereunder in an amount not less than $37,800,000, and on terms and conditions acceptable to Purchaser from a commercial bank, savings bank, insurance company, investment bank or similar institutional lender or fund (individually the "Lending Institution").




                   (c) If Purchaser shall not have received a Loan Commitment on or before February 14, 1997 (time being of the essence), then, and only in such event, shall Purchaser be entitled to terminate this Agreement as herein provided.

                   (d) In the event that Purchaser shall be entitled to terminate this Agreement pursuant to paragraph (c) above, any such termination shall only be effective if written notice of the election to terminate this Agreement is received by the other party(ies) on or before February 21, 1997. In the event Seller shall not receive notice of termination within the time period prescribed herein (time being of the essence), Purchaser shall be deemed to have elected to proceed with the transaction contemplated in this Agreement as if this Section 1.03 did not exist.

                   (e) In the event Purchaser shall terminate this Agreement as hereinabove provided, then this Agreement shall be deemed terminated and Escrow Agent shall, within five (5) days of the effective date of the termination hereof, return to Purchaser the Downpayment and any interest earned thereon. Thereafter, neither Purchaser nor Seller shall have any rights or obligations in favor of or against the other hereunder, except as to those provisions hereof which specifically survive termination.


                                      ARTICLE 2

                                     THE CLOSING

              SECTION 2.01. The Closing. (a) The closing of the sale and purchase of the Property (the "Closing") shall take place at the offices of Wien & Malkin LLP, 60 East 42nd Street, New York, New York at 10:00 A.M. local time on March 14, 1997 (the "Designated Closing Date"), or at such other place in the Borough of Manhattan, City, County and State of New York, as Seller may designate upon at least five (5) business days' written notice to Purchaser. If Purchaser so requests in writing not less than five
         (5) business days prior to the Designated Closing Date, the Closing shall be held at the offices of Purchaser's lender or of such lender's counsel.

                   (b) Purchaser shall have the right to adjourn the Closing for one time only the period of which adjournment shall not exceed fifteen (15) days from the Designated Closing Date provided that TIME SHALL BE OF THE ESSENCE AS AGAINST PURCHASER AS TO SUCH ADJOURNED DATE. Such adjournment right may only be exercised by Purchaser's (i) giving written notice thereof to Seller no later than five (5) business days prior to the Designated Closing Date, time being of the essence, and (ii) delivering to Escrow Agent, together with a copy of such notice as and when delivered to Seller, an additional amount of $500,000, to


         be held by Escrow Agent in accordance with the terms of this Agreement. From and after the date of such additional deposit, the Downpayment shall be increased to include the amount so deposited and Sections 1.02(a)(i) and (ii) shall be deemed modified to reflect the increase in the amount of the Downpayment (and the resulting decrease in the balance of the Purchase Price to be paid by Purchaser at the Closing). The Designated Closing Date, as the same may be adjourned in accordance with this Agreement, is herein referred to as the "Closing Date."

                   (c) On the day which is two (2) business days prior to the Closing Date, the parties shall meet at the aforesaid location with a representative of the Title Company (as hereinafter defined) and counsel to Purchaser's lending institution, if any, at 10:00 A.M. for a pre-Closing (the "Pre-Closing") to (i) examine and approve, to the extent practicable, all of Seller's Closing Documents and all of Purchaser's Closing Documents, (ii) agree, to the extent practicable, upon the apportionments and allocations pursuant to Article 9, (iii) settle such other matters as are customarily determined in advance of the closing of a transaction of this nature, and (iv) clear or otherwise dispose of any title objections as provided in this Agreement so as to permit the Title Company to mark up its proposed policy of title insurance so that it will reflect as exceptions to title thereunder only the Permitted Exceptions (as hereinafter defined) and other matters expressly permitted pursuant to this Agreement.


                                      ARTICLE 3

                                TITLE TO THE PROPERTY

                   SECTION 3.01. Title to the Property. (a) Purchaser acknowledges that it has been furnished with a title report dated July 13, 1996 (Title No.: 135-NYNY-18225) issued by First American Title Insurance Company of New York (the "Title Company"). Promptly following execution and delivery of this Agreement, Purchaser shall instruct the Title Company to update title, conduct departmental searches and to deliver copies thereof, as well as any further continuations and supplements thereto, directly to Seller (collectively, the "Title Report").

                   (b) Purchaser shall accept title to the Property subject only to the matters set forth on Exhibit C (collectively, the "Permitted Exceptions") and other matters expressly permitted pursuant to this Agreement or otherwise approved by Purchaser in writing .

                   (c) Seller shall be entitled to reasonable adjournments of the Closing (not to exceed in the aggregate thirty (30) days following the last day of any period of adjournment elected by Purchaser pursuant to Section 2.01(b)) during which Seller may


         attempt to remove any liens or encumbrances affecting, or other defects in or objections to, title to the Property disclosed by the Title Report other than those that constitute Permitted Exceptions ("Additional Exceptions"); provided, however, that, except as set forth in the next succeeding sentence, Seller shall not be required to bring any action or proceeding, or take any steps, or otherwise incur any expense to remove any Additional Exception. Seller shall have the obligation to cure those Additional Exceptions that (i) constitute liens, mortgages, judgments and similar encumbrances that can be removed of record solely by the payment of a sum of money ("Monetary Additional Exceptions"), but only so long as the aggregate amount to be expended pursuant to this clause does not exceed eighty (80%) percent of the Purchase Price, (ii) can be cured and removed of record (or insured against collection) by the expenditure of sums of money not to exceed, individually or in the aggregate, twenty (20%) percent of the Purchase Price ("Non-Monetary Additional Exceptions") or (iii) were otherwise caused by the affirmative act of Fee Owner or Net Lessee ("Seller's Acts Exceptions"). Without limiting the obligations of Seller as set forth in the immediately preceding sentence, Purchaser shall notify Seller in writing of the existence of any Additional Exception promptly after the discovery thereof by Purchaser. If for any reason Seller is unable or unwilling to remove any Additional Exceptions (other than Monetary Additional Exceptions (so long as the aggregate amount in respect thereof does not exceed eighty (80%) percent of the Purchase Price) or Seller's Acts Exceptions, or Non-Monetary Additional Exceptions by expending up to twenty (20%) percent of the Purchase Price for such purpose) as of the Closing Date, as such date may be adjourned pursuant to this Section 3.01(c), Seller shall so notify Purchaser. If such notice is given by Seller, Purchaser, at its option, shall elect either (i) to terminate this Agreement by giving written notice to Seller, in which event Seller shall be deemed unable to perform its obligations hereunder and the provisions of Section 13.01(b) shall apply, or (ii) to perform all of Purchaser's obligations hereunder and accept title to the Property subject to such uncured Additional Exceptions (other than Monetary Additional Exceptions and Seller's Acts Exceptions, or Non-Monetary Additional Exceptions by expending up to twenty (20%) of the Purchase Price for such purpose) without any abatement of the Purchase Price or liability on the part of Seller, in which event such Additional Exceptions shall thereafter be deemed Permitted Exceptions; provided, however, that, if the amount required to be expended by Seller to cure Monetary Additional Exceptions shall exceed in the aggregate eighty (80%) percent of the Purchase Price or to cure Non-Monetary Additional Exceptions shall exceed in the aggregate twenty (20%) percent of the Purchase Price, then Purchaser shall be entitled to an abatement of the Purchase Price to the extent of the amount by which Monetary Exceptions shall exceed eighty (80%) percent of the Purchase Price or the cure of Non-Monetary Exceptions shall exceed twenty (20%) percent of the Purchase Price



         (or both, except that the Purchase Price shall never be less than zero) if Seller fails to cure such Exception(s) to the extent the cost to cure exceeds the applicable amount(s). Purchaser shall make its election between clauses (i) and (ii) of the immediately preceding sentence by written notice to Seller given not later than 5:00 P.M. on the tenth (10th) business day after the giving of notice by Seller of its inability or unwillingness to remove any such Additional Exception. If there are fewer than ten (10) days between the date of Seller's notice and the Closing Date, the Closing shall automatically be extended until such tenth (10th) business day. If Purchaser shall fail to give such written notice as aforesaid, Purchaser shall conclusively be deemed to have elected clause (ii) above.

                   (d) Seller may direct Purchaser, by notice to Purchaser not less than three (3) business days prior to the Closing, to pay from the balance of the Purchase Price as much thereof as may be necessary to satisfy any Monetary Additional Exception or Non-Monetary Additional Exception; provided that Seller shall deliver to Purchaser at the Closing instruments in recordable form sufficient to satisfy such Exceptions, together with the cost of recording or filing said instruments, and make arrangements with the Title Company to issue its policy of title insurance either free of such Exceptions or with insurance against enforcement of the same against the Property. Purchaser agrees to provide at the Closing separate certified checks, if so requested by Seller as aforesaid, to facilitate the satisfaction of any such Exceptions. At Purchaser's option, Seller will request that the mortgagee under any mortgage encumbering the Property assign such mortgage (without recourse) as Purchaser may direct in writing, and Seller will at Purchaser's cost reasonably cooperate with Purchaser to seek such mortgagee's cooperation to assign.

              SECTION 3.02. Utility Agreement. (a) Seller hereby advises Purchaser that Seller has initiated the termination of the Utility Agreement (the "Utility Agreement"), dated as of May 1, 1957, between 498 Seventh Avenue Associates and 500-512 Seventh Avenue Associates as well as the associated closure of the tunnel entrances, the removal, capping or other disposition of the utility services within the tunnel and such additional work as may be required by the terms of the Revocable Consent Agreement, dated July 10, 1991, among 498 Seventh Avenue Associates, 500-512 Seventh Avenue Associates, and The City of New York (all of the foregoing work being herein referred to as the "Tunnel Work"); provided, however, that the Tunnel Work shall not include the work to bring into the Property feed lines for sprinklers in the Property, installation of pumps or similar work on any system within the Property to make its systems operable separate from 500-512 Seventh Avenue and systems located therein; provided, further, that Purchaser understands and acknowledges that, if the Tunnel Work is performed pursuant to the plans therefor described in paragraph 3.02(b) and approved (or deemed approved) by



         Purchaser, then the existing systems within the Building will not need to be upgraded or altered to make them operable separate from 500-512 Seventh Avenue and systems therein.

                   (b)  The Tunnel Work shall be undertaken by
         500-512 Seventh Avenue Associates substantially in accordance with applicable law, the Revocable Consent Agreement and the plans and specifications therefor, such plans and specifications to be subject to the approval thereof by Purchaser prior to commencement of work, such approval not to be withheld or delayed unreasonably and to be deemed given if no response to the plans and specifications is provided by Purchaser within five (5) business days following receipt thereof by Purchaser. Purchaser hereby grants to 500-512 Seventh Avenue Associates a right of entry upon the Property to the extent necessary to perform the Tunnel Work.

                   (c) The cost of the Tunnel Work shall be apportioned between Net Lessee and 500-512 Seventh Avenue Associates so that Net Lessee shall pay 44% of the total cost and 500-512 Seventh Avenue Associates shall pay 56% thereof. At Closing, Net Lessee shall deposit with 500-512 Seventh Avenue Associates Net Lessee's share of the total cost of the Tunnel Work as reasonably estimated by 500-512 Seventh Avenue Associates and shall be responsible for any shortfall. Purchaser shall, at Closing and thereafter, execute and deliver such documents regarding the anticipated closing of the tunnel as 500-512 Seventh Avenue Associates may reasonably require.

                   (d) Purchaser shall have no liability and shall incur no expense in connection with the Tunnel Work.

                   (e) Purchaser and 500-512 Seventh Avenue Associates have today executed and delivered a letter agreement embodying the obligations of 500-512 Seventh Avenue Associates set forth above and the agreements by Purchaser to cooperate with 500-512 Seventh Avenue Associates to allow it and its contractors, agents and employees access to the Property, if Purchaser acquires title thereto as contemplated hereby, to undertake and complete the Tunnel Work. Net Lessee represents that 500-512 Seventh Avenue Associates is the net operating lessee of 500 and 512 Seventh Avenue.

                   (f)  This Section 3.02 shall survive the Closing.

              SECTION 3.03. Certain Mechanic's Lien. (a) Regarding each lien or encumbrance which is solely the obligation of a Tenant under a Space Lease to discharge cure or comply with, Purchaser shall have the option to (i) elect to accept title subject thereto, in which event Seller shall have no liability in respect thereof, there shall be no abatement of or reduction in the Purchase Price and such lien or encumbrance shall thereafter be deemed to be a Permitted Exception or (ii) require Seller to bond



         (or otherwise cause the discharge of) such lien or encumbrance, in which event (and assuming Seller does so bond or otherwise cause such discharge), Seller and Purchaser will cooperate to pursue all rights and remedies against the applicable Tenant. Seller and Purchaser acknowledge that, if a Tenant which is then not in default under its Space Lease assumes in writing for the benefit of Purchaser and Seller the defense and payment of the lien or encumbrance in question, then Purchaser shall be deemed to have elected clause (i) above with respect to the lien or encumbrance for which such Tenant is liable if such assumption by such Tenant occurs prior to the Closing or Purchaser shall be deemed to have complied with its obligation to Seller to pursue remedies against such Tenant, as the case may be. If, within 90 days following the date of the assumption by any such Tenant of the defense and payment of such lien or encumbrance, either the lien in question has not been removed or the bond arranged by Seller has not been released, as the case may be, then either, as the case may be, (x) Seller will bond the lien (or otherwise cause the discharge thereof), in which event Purchaser will then be obligated to cooperate with Seller to pursue all rights and remedies against the Tenant as aforesaid, or (y) Purchaser shall be obligated to cooperate with Seller to pursue rights and remedies as aforesaid to cause the release of Seller's bond, but in either case the delivery of another letter from the applicable Tenant as provided in the preceding sentence shall not suffice.

                   (b)  This Section 3.03 will survive the Closing.


                                      ARTICLE 4

                           REPRESENTATIONS AND WARRANTIES

              SECTION 4.01. Representations and Warranties By Fee Owner. Fee Owner hereby represents and warrants to Purchaser, subject to Sections 4.04 and 4.06, that:

                   (a) Fee Owner is a New York partnership duly formed and validly existing in good standing under the laws of the State of New York and has the requisite authority to enter into, and to perform its obligations under, this Agreement.

                   (b) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Fee Owner and, upon the assumption that this Agreement constitutes a legal, valid and binding obligation of Purchaser, this Agreement constitutes a legal, valid and binding obligation of Fee Owner.

                   (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Fee Owner do not and will not (i) violate or conflict with


              the partnership agreement of Fee Owner, (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Fee Owner, or (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Fee Owner is a party or by which Fee Owner is bound.

                   (d) Fee Owner has not received written notice of, and has no actual knowledge of, any pending or threatened condemnation of all or any portion of the Property.

                   (e) Fee Owner has received no written notice, nor to Fee Owner's actual knowledge, is there any pending or any threatened litigation or administrative proceeding involving the Property or the ownership, leasing, operation, management, use or maintenance thereof, other than ordinary litigation, the defense of which is covered by insurance and as set forth in Exhibit D attached hereto.

                   (f) Fee Owner has not filed a petition in bankruptcy or entered into an arrangement for reorganization pursuant to the United States Bankruptcy Code or any similar state law, and has not filed an answer or otherwise admitted in writing insolvency or its inability to pay its debts as they become due, or made an assignment for the benefit of creditors or consented to an appointment of a receiver or trustee of all or any part of its property.

                   (g) Set forth on Exhibit E is a list of all of the documents comprising the Operating Lease and a true and complete copy of each thereof has been delivered to Purchaser.

                   (h) Fee Owner has not received a written notice of violation from any governmental authority with respect to any statute, law, regulation, rule, ordinance or order of any kind, including, without being limited to, any health, safety, pollution, environmental (including, without being limited to, the Resource Conservation and Recovery Act, as
              amended, 42 U.S.C.   6901 et seq, the Hazardous Materials
              Transportation Act, 49 U.S.C.   1801 et seq, the
              Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and
              Reauthorization Act, 42 U.S.C.   9601 et seq, the Clean Water
              Act, 42 U.S.C.   2610 et seq, the Clean Air Act, 42 U.S.C.
                7401 et seq, the Americans with Disabilities Act of 1990,
              or any similar applicable federal, state or local law, rule, regulation or ordinance), subdivision and zoning statute, law, code, ordinance, rule, regulation, approval or order or urban redevelopment program requirement affecting the Property or any part thereof.




              SECTION 4.02. Representations and Warranties of Net Lessee. Net Lessee hereby represents and warrants to Purchaser, subject to Sections 4.04 and 4.06 that:

                   (a) Net Lessee is a New York corporation duly formed and validly existing in good standing under the laws of the State of New York and has the requisite authority to enter into, and to perform its obligations under, this Agreement.

                   (b) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Net Lessee and, upon the assumption that this Agreement constitutes a legal, valid and binding obligation of Purchaser, this Agreement constitutes a legal, valid and binding obligation of Net Lessee.

                   (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Net Lessee do not and will not (i) violate or conflict with the certificate of incorporation or by-laws of Net Lessee,
              (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Net Lessee, or (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Net Lessee is a party or by which Net Lessee is bound.

                   (d) Net Lessee has not received written notice of and has no actual knowledge of any pending or threatened condemnation of all or any portion of the Property.

                   (e) The leases, including all amendments thereto and modifications thereof, listed in Exhibit F constitute all of the leases, licenses and occupancy agreements affecting the Property (the "Space Leases") and subleases and assignments to which Net Lessee has consented or otherwise has actual knowledge, and, except as set forth on Exhibit F: (i) the Space Leases have not been modified, amended, assigned or extended, (ii) as of the date hereof, the Space Leases are in full force and effect and Net Lessee has not (x) sent written notice to any tenant under a Space Lease (a "Tenant") claiming that the Tenant is in default under its Space Lease, which default remains uncured or (y) received a notice from any Tenant that alleges that Net Lessee is in default of its obligations as landlord, (iii) Net Lessee does not have actual knowledge of any dispute with any Tenant relating to the performance by such Tenant of a material obligation under its Space Lease, (iv) Net Lessee has delivered to Purchaser true and complete copies of the Space Leases and all subleases and assignments listed on said Exhibit F, (v) the brokerage or commission agreements set forth on Exhibit G constitute all of the brokerage or commission agreements relating to the Space Leases and for which any commission


              remains to be paid, (vi) Net Lessee has not received any notice of a claim for commission with respect to the Space Leases other than in connection with such brokerage and commission agreements (as to which Net Lessee has paid all sums due and owing as of the date of this Agreement), (vii) Net Lessee has delivered to the Purchaser true and complete copies of such brokerage and commission agreements and all amendments thereto, and (viii) Net Lessee has completed or caused the completion of all work which Net Lessee is obligated to complete under the Space Leases as of the date hereof.

                   (f) Attached hereto as Exhibit H (the "Rent Roll") is a true, complete and correct listing of: (i) the name of each Tenant; (ii) base rent and escalations actually being collected; (iii) expiration date and base year for escalations; (iv) the square footage occupied by the Tenant;
              (v) Security Deposits; (vi) written notices given by any Tenant of an intention to vacate space in the future; and
              (vii) whether any Tenants are in arrears for the payment of rent for any month preceding the month of the date of this Agreement. No security deposits have been paid to Net Lessee by or on behalf of any of the Tenants except as set forth in Exhibit H, and Net Lessee has not collected payments of rent (other than Security Deposits) more than one month in advance, except as set forth on the Rent Roll.

                   (g) Except as noted on Exhibit F: there are no written arrangements which confer upon any Tenant any right pursuant to any written agreement to any concession, rebate, offset, allowance or free rent for any period, nor has any such claim been asserted by any Tenant; there is no outstanding counterclaim or offset against the payment of any rent or other amount payable under any Space Lease; and none of the Space Leases imposes on the landlord thereunder any obligations with regard to so-called "takeover" leases or obligations arising out of any sublease by a tenant back to the landlord or obligations to pay to a tenant or any other party (or offset against rent) any lump sum or periodic amounts.

                   (h)  Except as noted on Exhibit F: all work,
              alterations, improvements or installations required to be made for or on behalf of any Tenant by Net Lessee have in all respects been substantially carried out, performed and complied with; there is no written agreement with any Tenant for the performance of any work to be done in the future; no renewal or extension options or cancellation rights have been granted to Tenants except as expressly provided in the Space Leases; and no Tenant has an option to purchase any portion of the Property.




                   (i) No brokerage commission or compensation of any kind is due or will be due in connection with the Space Lease except as reflected on Exhibit G or with respect to any renewals or options therein contained, except as noted in Exhibit G.

                   (j) Attached hereto as Exhibit I is a list of all service, maintenance, supply and management contracts affecting the Property in effect on the date hereof (the "Service Contracts"), and, except as set forth on Exhibit I and Section 5.01(b): (i) the Service Contracts have not been modified or amended and are in full force and effect, (ii) Net Lessee has delivered to Purchaser true and complete copies of those Service Contracts which are embodied in a written instrument or agreement, (iii) Net Lessee has not received or given a notice of default under any of the Service Contracts and Net Lessee does not have actual knowledge of any dispute with any vendor under any of the Service Contracts, and (iv) as to Service Contracts not embodied in a written agreement, each such Service Contract may be terminated on no more than thirty (30) days notice without penalty.

                   (k) Attached hereto as Exhibit J is a list of all licenses and permits from governmental authorities held by Net Lessee in connection with its leasehold interest in the Property (collectively, the "Licenses and Permits"), including the temporary certificate of occupancy covering the Building and improvements. Net Lessee does not have actual knowledge that any other licenses, permits or other governmental certificates are required for the lawful use, occupancy or operation of the Property. Net Lessee has delivered to Purchaser true and complete copies of the Licenses and Permits.

                   (l) Net Lessee has received no written notice of, nor to Net Lessee's actual knowledge is there any pending or any threatened, litigation, claim or action or any administrative proceeding involving the Property or the ownership, leasing, operation, management, use or maintenance thereof, other than ordinary litigation, the defense of which is covered by insurance, and as set forth in Exhibit D attached hereto. Also set forth on said Exhibit D is a list of litigation claims covered by insurance.

                   (m) Net Lessee has not filed a petition in bankruptcy or entered into an arrangement for reorganization pursuant to the United States Bankruptcy Code or any similar state law, and has not filed an answer or otherwise admitted in writing insolvency or its inability to pay its debts as they become due, or made an assignment for the benefit of creditors or



              consented to an appointment of a receiver or trustee of all or any part of its property.

                   (n) Net Lessee has not received a written notice of violation from any governmental authority with respect to any statute, law, regulation, rule, ordinance or order of any kind, including, without being limited to, any health, safety, pollution, environmental (including, without being limited to, the Resource Conservation and Recovery Act, as
              amended, 42 U.S.C.   6901 et seq, the Hazardous Materials
              Transportation Act, 49 U.S.C.   1801 et seq, the
              Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and
              Reauthorization Act, 42 U.S.C.   9601 et seq, the Clean Water
              Act, 42 U.S.C.   2610 et seq, the Clean Air Act, 42 U.S.C.
                7401 et seq, the Americans with Disabilities Act of 1990,
              or any similar applicable federal, state or local law, rule, regulation or ordinance), subdivision and zoning statute, law, code, ordinance, rule, regulation, approval or order or urban redevelopment program requirement affecting the Property or any part thereof (collectively, "Applicable Laws"). To the best of Net Lessee's knowledge, the Property has not been used at any time during the term of the Operating Lease to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with any "hazardous materials", "hazardous substances" or "hazardous waste" (as such terms are defined in the Applicable Laws and the regulations adopted thereun-
              der), except (i) in compliance with the Applicable Laws, as then in effect, and any permits required thereunder or other applicable law (if any) regarding such matters as from time to time in effect or (ii) as is customary in the operation of a garment center and office building of the size and nature of the Building.

                   (o) To the best of Net Lessee's knowledge, there are no underground fuel storage tanks at the Property and during the term of the Operating Lease none has been installed or removed from the Property.

                   (p) There are no special or other assessments for public improvements or otherwise now affecting the Property nor does Net Lessee have actual knowledge of (i) any pending or threatened special assessments affecting the Property, or
              (ii) any contemplated improvements affecting the Property that may result in special assessments affecting the Property.

                   (q) Subject to Section 4.05(a), Net Lessee has heretofore delivered to Purchaser (i) a rent roll for the Property and (ii) unaudited statements of income and expense relating to the operation of the Property, in each case


              prepared on behalf of Net Lessee in the form customarily used by Net Lessee and prepared in the ordinary course of Net Lessee's business for the period most recently ended prior to the date of this Agreement but as to which Net Lessee has performed no independent verification.

                   (r) There are no employees of Net Lessee at the Property or any collective bargaining agreement, management agreement or other employee agreement affecting the Property other than as set forth on Exhibit K attached hereto or affecting Tenants only. Exhibit K sets forth the names and positions of all such employees, their salaries and years of service.

                   (s) Net Lessee has not received any written notice from any insurance company which has issued a policy with respect to the Property requesting performance of any repairs or alterations to the Property and no written notice has been received from any such company stating in effect that such policy will not be renewed or will be renewed at a higher premium than is presently payable thereunder.

                   (t) Set forth on Exhibit E is a list of all of the documents comprising the Operating Lease and a true and complete copy of each thereof has been delivered to Purchaser.

                   (u) There are no pending disputes with the City of New York with respect to real estate tax assessments for any past tax year or for the current tax year.

              SECTION 4.03. Purchaser's Representations and Warranties. Purchaser hereby represents and warrants to Seller that:

                   (a) (i) Comfort is a corporation duly organized and validly existing under the laws of the State of New York and is duly qualified to do business in the State of New York and has the requisite authority to enter into, and to perform its obligations under, this Agreement.

                        (ii) Tirrem is a corporation duly organized and
              validly existing under the laws of the State of New York and is duly qualified to do business in the State of New York and has the requisite authority to enter into, and to perform its obligations under, this Agreement.

                   (b) This Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and, upon the assumption that this Agreement constitutes a legal, valid and binding obligation of Seller, this Agreement constitutes a legal, valid and binding obligation of Purchaser.



                   (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate or conflict with the [agreement of limited partnership, certificate of incorporation and by-laws, operating agreement of Purchaser], (ii) violate or conflict with any judgment, decree or order of any court applicable to or affecting Purchaser, (iii) breach the provisions of, or constitute a default under, any contract, agreement, instrument or obligation to which Purchaser is a party or by which Purchaser is bound, or (iv) violate or conflict with any law or governmental regulation or permit applicable to Purchaser.

              SECTION 4.04. Certain Limitations on Seller's Representations and Warranties. The representations and warranties of Fee Owner and Net Lessee set forth in Sections 4.01 and 4.02 are subject to the following express limitations:

                   (a) Seller does not represent or warrant that any particular Space Lease or Service Contract will be in force or effect as of the Closing or that the Tenants and the parties, other than Seller, to the Service Contracts, will not be in default under their respective Space Leases or Service Contracts.

                   (b) The expiration of a Space Lease in accordance with its terms, the termination of a Space Lease due to the default of the Tenant thereunder (subject to the limitations of Section 5.01(b)) or the termination of a Service Contract shall not affect the obligations of Purchaser hereunder.

                   (c) Wherever any representation or warranty or other statement or obligation set forth in this Agreement is stated to be "with the actual knowledge" of Fee Owner or Net Lessee or covers those matters as to which Fee Owner or Net Lessee "has actual knowledge," Fee Owner or Net Lessee shall not be deemed to have had or have knowledge unless in the case of Fee Owner either (i) a current general partner of Fee Owner had actual knowledge of the facts which are the subject of such representation or warranty or (ii) such facts are set forth in a written document in the possession of Fee Owner's counsel or of any party described in the preceding clause
              (i), or in the case of Net Lessee, either (i) a current president or vice president of Net Lessee or senior executive or the on-site property executive of Net Lessee's managing agent who is actually involved in the ownership, management, leasing or operation of the Property had actual knowledge of the facts which are the subject of such representation or warranty or (ii) such facts are set forth in a written document in the possession of Net Lessee's counsel or of any party described in the preceding clause (i).




              SECTION 4.05. Survival of Representations, Warranties and Covenants. (a) The only representations, warranties and agreements of Fee Owner or Net Lessee under this Agreement that will survive the Closing are those that are specifically stated herein to survive. The representations and warranties of (i) Fee Owner contained in Section 4.01(a) through (c) and Section 12.01(a) and (ii) Net Lessee contained in Section 4.02(a) through
         (c), Section 4.02(e) through (j), Section 4.02(l), Section 4.02(r) and Section 12.01(a) and all covenants of Fee Owner, Net Lessee or Seller, as the case may be, shall survive the Closing; provided that any claim based upon any alleged breach thereof must be asserted in writing within six (6) months after the Closing in accordance with Section 4.05(c) hereof; and, provided, further, that the covenants of Net Lessee in Section 5.01(a) shall not survive the Closing, and those covenants hereunder which pursuant to other provisions applicable thereto are to survive without limitation are not subject to the foregoing limitation as to duration or to the limitations of Section 4.05(c).

                   (b) All of the representations, warranties and agreements of Purchaser set forth in this Agreement will survive the Closing, provided that any claim based upon any alleged breach thereof must be asserted in writing within six (6) months after the Closing in accordance with Section 4.05(c) hereof.

                   (c) The amount of any claim based on breach of a representation or warranty surviving the Closing as aforesaid, or violation of a covenant so surviving and subject to the provisions of this Section, may be asserted only against the party whose representation and warranty or covenant is alleged to have been breached and shall be reduced appropriately by the value, in the light of all relevant circumstances, of any asset created in the party asserting such claim (the "Claiming Party") as a result of the event giving rise to such claim, including, without limitation, any income tax benefit on account thereof. Any such claim shall be subject to the following limitations: (i) the total sum of all claims made by the party against whom the claims are asserted (the "Defending Party") shall exceed $100,000 in the aggregate before the Claiming Party shall be entitled to assert claims hereunder, and then the Claiming Party shall be entitled to protection only for all such claims which exceed $100,000, (ii) the Claiming Party shall not be entitled to assert a claim with respect to any individual claim that does not exceed $5,000 and
         (iii) no claim may be asserted with respect to any matter relating to a Space Lease if the Seller shall have delivered at the Closing (or thereafter) a Tenant Estoppel (hereinafter defined) with respect to such Space Lease to the extent covered by the Tenant Estoppel.

              SECTION 4.06. No Other Representations or Warranties. (a) Purchaser represents, warrants and agrees that (i) Purchaser has examined and inspected the Property and has commissioned such


         environmental, engineering, structural, feasibility and other studies as Purchaser has deemed appropriate by Purchaser, its agents, representatives or consultants selected and paid for by Purchaser and Purchaser has had an adequate opportunity to become familiar with the physical condition and affairs of the Property and that Seller has afforded to Purchaser and its agents, representatives and contractors full and complete access to all portions of the Property, (ii) neither Seller nor any of the employees, agents or attorneys of Seller have made any verbal or written representations, warranties, promises or guaranties whatsoever to Purchaser, whether express or implied, and, in particular, that no such representations, warranties, promises or guaranties have been made with respect to the physical condition of the Property, the construction quality, or operation of Property, environmental matters, the actual or projected revenue and expenses of the Property, the zoning and other laws, regulations and rules applicable to the Property or the compliance of the Property therewith, including, without limitation, the Americans With Disabilities Act, the quantity, quality or condition of the articles of Personal Property and fixtures included in the transactions contemplated hereby, the use or occupancy of the Property or any part thereof or any other matter or thing affecting or related to the Property or the transactions contemplated hereby, except as, and solely to the extent, herein specifically set forth, and (iii) except as expressly set forth in this Agreement, Purchaser has entered into this Agreement after having made and relied solely on its own independent investigation, inspection, analysis, appraisal, examination and evaluation of the facts and circumstances affecting the Property relating to any and all of the foregoing and the express provisions of this Agreement.

                   (b) Purchaser agrees to accept the Property "as is, where is" in its present condition, subject to reasonable use, wear and tear and normal deterioration of the Property between the date hereof and the Closing Date, subject to all violations of law or governmental ordinances, orders or requirements whether noted or issued prior to the date of this Agreement or hereafter. Purchaser further agrees that Seller shall not be liable for any patent or latent defects in the Property.

              SECTION 4.07. Purchaser's Due Diligence. Although Purchaser's decision to purchase the Property shall be based on its independent inspection of the Property, Seller shall, as an accommodation and without any obligation or duty to Purchaser, provide Purchaser access at reasonable times during ordinary business hours to the documents, agreements, and other information relating to the operation of the Property (excepting any proprietary information as determined by Seller). Purchaser shall have the right, at its expense, to make copies of any such documents, agreements, and other information. Purchaser acknowledges and agrees that, except as expressly provided in this



         Agreement, Seller makes no representation or warranty (express or implied, oral or written) and provides no assurances regarding (a) the accuracy, completeness, or reliability of such documents, agreements, and other information, and (b) whether such documents, agreements, and other information constitutes all of the documents, agreements, and other information in the possession of Seller relating to the Property. Purchaser acknowledges and agrees that its decision to purchase the Property shall be based on its independent inspection of the Property, and that it is not basing its decision to purchase the Property on its review of any such documents, agreements, and other information, except to the extent relating to representation, warranties and covenants of Seller hereunder (but without affecting the provisions of Section
         4.05 hereof). Except for Seller's obligations under this Contract, the Purchaser hereby releases, acquits, and forever discharges the Seller and/or its and their current and former affiliates and related business entities, agents, partners, employees, officers, directors, successors, assigns, attorneys, insurers, and representatives of every kind whatsoever, of and from any and all claims, demands, damages, actions, causes of action, debts, costs, loss of services, expenses, compensation, liabilities, or controversies of any kind whatsoever, whether known or unknown, latent, patent, non-existent at the present time and that may arise in the future or are unanticipated at this time that Purchaser, or Purchaser's successors or assigns, have had, now have, or may have against the Seller, for any claims, whether known or unknown, which relate in any way to any alleged act, event, transaction, agreement, omission, misrepresentation, non-disclosure, breach of warranty (express or implied, oral or written), breach of contract (express or implied, oral or written), negligence, gross negligence or reckless conduct arising out of, in connection with, or in any way (directly or indirectly) related to, the Property or the transactions contemplated by this Agreement. The release in this Section shall survive the Closing and any termination of this Agreement.

              SECTION 4.08. Notice of Inspection. Purchaser shall give Seller reasonable written notice of any inspection, and Seller or its representatives shall have the right to accompany Purchaser and its agents during any such inspection. Purchaser and its agents shall conduct such inspections only during reasonable times, subject to the terms of the applicable Space Leases.
         During any such entry and inspection, Purchaser and its agents shall use its reasonable efforts to minimize any inconvenience or interference with the use and occupancy of demised premises by the tenant or occupant thereof.

              SECTION 4.09. Indemnification. To the maximum extent permitted by applicable law, Purchaser shall hold harmless, defend and indemnify Seller, its partners, officers, directors, affiliates, employees and agents from and against all cost, loss, damage, liability, and expense (including, but not limited to,


         reasonable attorneys' fees and court costs) resulting from the conduct or exercise by Purchaser or its agents of the inspection rights herein granted. Purchaser shall, at the option of Net Lessee, (i) promptly repair any damage to the Property caused by Purchaser and its agents to substantially the condition in which it existed immediately before such damage, or (ii) pay to Net Lessee the cost of such repair. In no event shall Purchaser be entitled to any abatement of the Purchase Price by reason of, or to raise as an objection or condition to closing, any damage to the Property caused by Purchaser or its agents. Before entering on the Property, Purchaser shall, at its expense, provide and maintain workers' compensation insurance, to the extent required under the Workers' Compensation Law of New York, and commercial public liability insurance, all in form and with coverage limits, including deductibles, reasonably satisfactory to Seller with insurance companies authorized to do business in New York. Purchaser's liability insurance shall specifically extend to and include the indemnity agreement set forth herein. Before the commencement of entry by Purchaser, Purchaser shall furnish evidence of insurance to Seller (ACORD Form), which certificates will provide that such insurance will not be cancelled or changed until at least ten (10) days' written notice is given to Seller. Before Closing, all such policies of insurance will name Seller as an additional insured.


                                      ARTICLE 5

                                 COVENANTS OF SELLER

              SECTION 5.01. Covenants of Net Lessee. From and after the date of this Agreement until the Closing Date, Net Lessee covenants as follows:

                   (a) Between the date hereof and the Closing Date, Net Lessee shall, subject to damage or destruction resulting from fire or other casualty which is dealt with in Section 10.02 hereof, operate and maintain the Property in the same manner as it has prior hereto pursuant to its normal course of business, and shall perform all work required to be done under the terms of any Space Lease and insurance policies described in Section 10.03 hereof and shall timely make all repairs, maintenance and replacements to keep the Property and all fixtures and equipment thereon and therein in substantially similar condition to the condition thereof on the date hereof and shall keep supplies adequately stocked pursuant to its normal course of business.

                   (b) At or prior to the Closing, Net Lessee shall endeavor to obtain estoppel certificates from all Tenants under the Space Leases (and all guarantors of the Space Leases) substantially in the form annexed hereto as Exhibit L


              or other form accepted by Purchaser (each, a "Tenant Estoppel"), dated not earlier than thirty (30) days prior to the Closing Date or, if Purchaser exercises its option to adjourn the closing pursuant to Section 2.01(b) hereof, forty-five (45) days prior to the Closing Date, and containing no adverse modifications or adverse additional matters.

                   (c)  Intentionally omitted.

                   (d) Without the prior consent of Purchaser, which consent Purchaser agrees it shall not unreasonably withhold or delay, (i) except for actions based on Space Lease violations, no Space Lease shall be terminated, extended or otherwise modified, (ii) no new leases, licenses or occupancy agreements at the Property will be entered into by Net Lessee, (iii) Net Lessee shall not consent to any assignment or sublease in connection with any Space Lease and (iv) no Service Contract shall be extended or otherwise modified nor shall any new service, maintenance or operating agreement be entered into by Net Lessee unless the same is, in Net Lessee's judgment reasonably necessary for the normal operation of the Property prior to the Closing Date and may be terminated by Net Lessee (and, after the Closing Date, by Purchaser) upon not more than thirty (30) days' written notice without penalty. If Net Lessee is requested by a Tenant or contractor under a Service Contract to consent to any action described in clause (i), (iii) or (iv) above or Net Lessee desires to engage in any action described in clause (i) above or to execute and deliver a new lease or leases where consent thereto by Purchaser is provided for above, Net Lessee shall promptly deliver to Purchaser a notice of such proposed action, stating, if applicable, whether Net Lessee is willing to consent to such action and setting forth the relevant information therefor and, if applicable, the number of days within which Net Lessee must respond to the proposed action under the terms of the applicable Space Lease or Service Contract or request, or the economic terms of any new lease, including brokerage commission, and any other material information supplied to Net Lessee as to the proposed action. Purchaser shall have five (5) business days after delivery to it of such notice and information to determine whether or not to approve such action. If Purchaser shall not give notice of its disapproval within such five (5) business day period, time being of the essence, Purchaser shall be deemed to have approved such action. If any Space Lease or Service Contract requires that Seller's consent be given in the circumstances, then Purchaser shall be deemed ipso facto to have approved such action. If any Space Lease or Service Contract provides Net Lessee with fewer than five (5) business days within which to grant any such approval or disapproval, such five



              (5) business day period provided for above shall be reduced to such fewer number of days less two (2) business days.

              SECTION 5.02. Covenants of Fee Owner. Fee Owner covenants that it will not enter into any leases or service contracts between the date of this Agreement and the Closing Date.

              SECTION 5.03. Union Contract. (a) Seller hereby advises Purchaser that all employees of the Property except one are members of Local 32B-32J of the Service Employees International Union (the "32 Union") and that the Property is subject to the 1996 Commercial Building Agreement between the Union and Midtown Realty Owners Association, Inc. (the "32 Union Contract"). The other employee is a member of Local 30 (the "30 Union") and the Property has an informal agreement with the 30 Union to abide by the general terms of its standard agreement (the "30 Union Contract"). Purchaser hereby advises Seller that Purchaser does not intend to continue to employ the existing building employees or to offer to any of them employment in the building at existing wages, hours and working conditions.

                   (b) Seller and Purchaser shall cooperate generally regarding the termination of the employment of the employees and, prior to and at the Closing, Seller shall take such steps as Purchaser shall approve to terminate the employment of all building employees so that, as a result, there will be no employees of Net Lessee or Fee Owner at the Property or any collective bargaining agreement, management agreement or other employee agreement affecting the Property as of the Closing Date (excepting any relating to Tenants only); provided, however, that Seller shall not be obligated to undertake any steps which it believes in good faith, based on advice of counsel, could subject it to liability not protected by the indemnity provided by Purchaser as described in Section 5.03(d) hereof. At or prior to the Closing, Seller may notify either Union, the Midtown Realty Owners Association, Inc. or other parties as Seller may deem appropriate regarding Purchaser's decisions relating to building employees, but Seller shall not send any such notice prior to Purchaser's review and approval thereof. Purchaser shall review any such notice, and any other proposed action by Seller to implement the terminations contemplated in this Section 5.03, and advise of Purchaser's approval or disapproval thereof within five
         (5) business days following its receipt of any such request from Seller, such approval to be deemed given if disapproval, with the reasons therefor, is not provided on or before the expiration of such five (5) business day period.

                   (c) At the Closing, Purchaser shall pay to Seller, or as Seller shall direct, as an increase in the Purchase Price the amount of severance pay due to building employees by reason of the fact that their employment has then been terminated.




                   (d) So long as Seller shall take only those steps and send only those notices which Purchaser has approved (or deemed approved) or which Purchaser instructed Seller to take or give, as the case may be, Purchaser shall indemnify, defend and hold harmless Net Lessee, Fee Owner, any predecessor to either, the agents comprising the partners in Fee Owner and the participants in Fee Owner, the partners, shareholders, officers and directors of Net Lessee and its predecessors, and the Managing Agent for the Property (the "Covered Parties") from and against any and all cost, liability, expense (including reasonable attorneys' fees and disbursements) and claim brought by or on behalf of either Union or the past, present and future employees of the Property in connection with or in any way related to the termination of the employment of employees of the Property, including, without limitation, all severance payments, pension contributions and withdrawal liability under either Unions' multi-employer pension plan. At the Closing, Purchaser and Seller shall execute and deliver an indemnity agreement in form and substance reasonably satisfactory to Seller confirming the indemnity described herein.

                   (e) If, as and when Purchaser bonds any such pension or similar liability as aforesaid or obtains a release with respect to any such liability for the benefit of the Covered Parties, then the indemnity described in Section 5.03(d) hereof (and any separate indemnity delivered at the Closing) shall terminate as to any future liability thereunder relating to the matters covered by such bond or release.

                   (f) Promptly following execution and delivery hereof, Purchaser shall seek, or, if Purchaser so requests, Seller shall seek, letters from the actuaries engaged by the respective pension plans for the Unions to advise of the amount of the withdrawal liability (if any) resulting from the termination of employment of the employees of the Property. If such withdrawal liability shall exceed $100,000 in the aggregate or if Purchaser shall not have received the required letters on or before February 14, 1997 (time being of the essence), then Purchaser shall be entitled to terminate this Agreement. In the event that Purchaser shall be entitled to terminate this Agreement pursuant to this paragraph, any such termination shall only be effective if written notice of the election to terminate this Agreement is received by the other party(ies) on or before February 21, 1997. In the event Seller shall not receive notice of termination within the time period prescribed herein (time being of the essence and whether or not Purchaser shall have received the required letters), Purchaser shall be deemed to have elected to proceed with the transaction contemplated in this Agreement as if this Section 5.03(f) did not exist. In the event Purchaser shall terminate this Agreement as hereinabove provided, then this Agreement shall be deemed terminated and Escrow Agent shall, within five (5) days of the effective date of the termination hereof, return to Purchaser the Downpayment and any interest earned thereon. Thereafter, neither



         Purchaser nor Seller shall have any rights or obligations in favor of or against the other hereunder, except as to those provisions hereof which specifically survive termination.

                   (g) The provisions of this Section 5.03 shall survive the Closing.


                                      ARTICLE 6

                               COVENANTS OF PURCHASER

              SECTION 6.01. Covenants of Purchaser. Purchaser acknowledges that all information in respect of the Property furnished to Purchaser is and has been so furnished on the condition that Purchaser maintain the confidentiality thereof. Accordingly, Purchaser shall, and shall use reasonable efforts to cause its then current and prospective directors, officers, general and limited partners, attorneys, accountants, agents, prospective lenders and their counsel, contractors and other personnel and representatives ("Purchaser Personnel") to, hold in strict confidence, and not disclose to any other party without the prior written consent of Seller until the Closing shall have been consummated, any of the information in respect of the Property delivered to Purchaser by Seller or any of its agents, representatives or employees or set forth in this Contract. In the event the Closing does not occur and this Agreement is terminated, Purchaser shall promptly return to Seller, and shall use reasonable efforts to cause all Purchaser Personnel to return to Seller, all copies of all such information without retaining any copy thereof or extract therefrom. Notwithstanding anything to the contrary hereinabove set forth, Purchaser may disclose such information as may be required by law or court order or on a need-to-know basis to Purchaser Personnel or members of professional firms serving it in connection with this transaction but only upon obtaining the written agreement of such persons or firms to comply with the confidentiality provisions of this Agreement.


                                      ARTICLE 7

                          CLOSING CONDITIONS AND DELIVERIES

              SECTION 7.01. Conditions to Seller's Obligations. The obligation of Seller to transfer the Property to Purchaser in accordance with this Agreement and to otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:





                   (a) all representations and warranties of Purchaser contained in this Agreement shall have been true when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing;

                   (b) Purchaser shall have tendered to Seller Purchaser's Closing Documents; and

                   (c) Purchaser shall have tendered to Seller payment of the balance of the Purchase Price in accordance with Section 1.02(a)(ii) and all other amounts due Seller hereunder.

              SECTION 7.02. Conditions to Purchaser's Obligations. Purchaser's obligation to pay the Purchase Price, to purchase the Property and otherwise consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

                   (a) subject to Section 4.04 and Section 4.05, all representations and warranties of Seller contained in this Agreement shall have been true in all material respects when made and shall be true in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date and Seller shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agree-ment to be performed or complied with by Seller prior to or at the Closing Date; and

                   (b) Purchaser shall have received Fee Owner's Closing Documents and Net Lessee's Closing Documents.

              SECTION 7.03. Fee Owner's Closing Documents. At the Closing, Fee Owner shall deliver to Purchaser the following documents duly executed and, where appropriate, acknowledged, by Fee Owner and the following other items (the documents and other items described in this Section 7.03 being collectively referred to herein as "Fee Owner's Closing Documents"):

                   (a) a Bargain and Sale Deed with covenants against grantor's acts made by Fee Owner in favor of Purchaser;

                   (b) a Bill of Sale in the form annexed hereto as Exhibit M with respect to the Personal Property;






                   (c) a termination agreement with Net Lessee of the Operating Lease or, if Purchaser so directs in writing not less than two (2) business days prior to the Pre-Closing, an Assignment and Assumption of Fee Owner's interest in the Operating Lease in the form annexed hereto as Exhibit M;

                   (d) a certificate by a general partner of Fee Owner, or an opinion letter from counsel to Fee Owner, with respect to
              (i) the issuance of all necessary consents by the partners of Fee Owner to the transactions contemplated hereby and (ii) the authority of the person(s) executing this Agreement and the other Closing documents on behalf of Fee Owner;

                   (e) an affidavit of Fee Owner pursuant to Section 1445(b)(2) of the Internal Revenue Code of 1986, as amended, stating that Fee Owner is not a foreign person within the meaning of such Section;

                   (f) all appropriate transfer tax returns of Fee Owner, duly completed and executed, together with certified checks payable to the appropriate governmental authorities in payment of all transfer taxes payable in connection with this transaction under Section 8.01;

                   (g) such customary affidavits as the Title Company may reasonably request from Fee Owner in connection with the omissions of exceptions to title to the Property, to the extent Fee Owner is responsible for the removal of the same pursuant to Section 3.01;

                   (h) a certificate of Fee Owner, dated as of the Closing Date, restating the representations and warranties of Fee Owner contained in this Agreement and certifying that such representations and warranties are true in all material respects at and as of the Closing Date, subject, however, to the provisions of Section 4.04 and Section 4.05 hereof; and

                   (i) an indemnity in form and substance reasonably satisfactory to Purchaser with respect to any pending litigation described on Exhibit D hereto (as updated to the Closing Date).

              SECTION 7.04. Net Lessee's Closing Documents. At the Closing, Net Lessee shall deliver to Purchaser the following documents duly executed and, where appropriate, acknowledged, by Net Lessee and the following other items (the documents and other items described in this Section 7.04 being collectively referred to herein as "Net Lessee's Closing Documents"):

                   (a) a termination agreement with Fee Owner of the Operating Lease or, if Purchaser so directs in writing not less than two (2) business days prior to the Pre-Closing, an



              Assignment and Assumption of Net Lessee's interest in the Operating Lease in the form annexed hereto as Exhibit N;

                   (b) a Bill of Sale in the form annexed hereto as Exhibit M with respect to the Personal Property;

                   (c) an Assignment and Assumption of the Space Leases in the form annexed hereto as Exhibit O;

                   (d) an Assignment and Assumption of Service Contracts in the form annexed hereto as Exhibit P;

                   (e) an Assignment and Assumption of Licenses and Permits in the form annexed hereto as Exhibit Q;

                   (f) a certified or bank check, payable to the order of Purchaser, in an amount equal to the total of all security deposits paid to Net Lessee under any Space Leases existing on the Closing Date (and any interest thereon to which the Tenants are entitled) or otherwise held by Net Lessee on the Closing Date in respect to the Property, or instructions to the holder of such security deposits to transfer the same to Purchaser or its designee;

                   (g) an original letter notice, signed by an authorized officer of Net Lessee, to each of the Tenants in the form annexed hereto as Exhibit R;

                   (h) a complete set of keys for the Property, to the extent in the possession of Net Lessee;

                   (i) to the extent the same are in Net Lessee's possession, all building plans, specifications and drawings for the Property;

                   (j) to the extent the same are in Net Lessee's possession, the original Licenses and Permits to be transferred hereunder, except to the extent the same are required to be and are affixed at the Property;

                   (k) original, executed counterparts of the Service Contracts or, if unavailable, photocopies thereof certified by Net Lessee as true and complete photocopies thereof;

                   (l) to the extent the same are in Net Lessee's possession, original, executed counterparts of the Space Leases or, if unavailable, photocopies thereof certified by Net Lessee as true and complete photocopies thereof;

                   (m) a certificate by the secretary of Net Lessee with respect to (i) the issuance of all necessary consents by the shareholders and directors of Net Lessee to the transactions


              contemplated hereby and (ii) the authority of the person(s) executing this Agreement and the other Closing documents on behalf of Net Lessee;

                   (n) a certificate of Net Lessee, dated as of the Closing Date, restating the representations and warranties of Net Lessee contained in this Agreement and certifying that such representations and warranties are true in all material respects at and as of the Closing Date, subject, however, to the provisions of Section 4.04 and Section 4.05 hereof;

                   (o) all certificates, permits, and licenses from any governmental authority having jurisdiction over the Property in Net Lessee's possession regarding the use and operation of the buildings and improvements located on the Property;

                   (p) the real estate tax bills for the Property for the then current real estate tax year;

                   (q) to the extent in the possession of Net Lessee or its agent (including the managing agent of the Property) (i) all lease summaries, lease files and other files and correspondence relating to the maintenance and operation of the Property and construction contracts entered into by or on behalf of Net Lessee; (ii) all preliminary, final and proposed construction and building plans and specifications (including elevations, floor plans, schematic design drawings, renderings, working drawings, "as-built" drawings and structural calculations) respecting the buildings and improvements; and (iii) all accounting, financial and similar books and records maintained by or on behalf of Net Lessee, including those which are necessary for the billing of any estimated additional rental payments payable by the Space Tenants;

                   (r) all keys and entrance cards to all of the doors to the Property (not held by Tenants), which keys shall be tagged for identification;

                   (s) an updated rent roll, dated as of the Closing Date, in the form used in Exhibit E annexed hereto, certified by Net Lessee to be true and correct in all material respects (but which shall be subject to Section 4.04 and Section 4.05 hereof);

                   (t) Tenant Estoppel Certificates relating to: (i) at least seven of the following Tenants: Modells, David Warren, Inc., 7th Avenue Auditorium, J.G. Hook, Easy Street, Inc., Ronet, Inc., Cherron, Inc., Vanavilla Fashion, Galina Bouquet, Inc., Depeche Mode, B.J. Vines; and (ii) of the




              remaining Tenants, not less than fifty (50%) percent of the rented and occupied square footage of the Property occupied by such Tenants; and

                   (u)  any meter readings, in accordance with
              Section 9.01(a) hereof; and

                   (v) an indemnity in form and substance reasonably satisfactory to Purchaser with respect to any pending litigation described on Exhibit D hereto (as updated to the Closing Date).

              SECTION 7.05. Purchaser's Closing Documents. At the Closing, Purchaser shall deliver to Seller the following documents duly executed and, where applicable, acknowledged by Purchaser (the documents described in this Section 7.05 being collectively referred to herein as "Purchaser's Closing Documents"):

                   (a)  counterparts of the documents described in
              Section 7.03(b), (c) and (f) and Section 7.04 (b), (c) and
              (d);

                   (b) a receipt for the security deposits transferred to Purchaser;

                   (c) a certificate of the respective secretaries of each corporation comprising Purchaser with respect to (i) the approval by the applicable board of directors of the corporation for which such person is secretary approving the transactions contemplated hereby on behalf of Purchaser and
              (ii) the authority of the person(s) executing this Agreement and the other Closing documents on behalf of such corporation;

                   (d) appropriate transfer tax returns of Purchaser, duly completed and executed on behalf of Purchaser;

                   (e) a certificate of Purchaser, dated as of the Closing Date, restating the representations and warranties of Purchaser contained in this Agreement and certifying that such representations and warranties are true in all material respects at and as of the Closing Date, subject, however, to the provisions of Section 4.05 hereof;

                   (f) certified checks, payable to the order of the appropriate governmental authorities and/or the Title Company as may be directed by Seller, in payment of all amounts payable under Section 8.01 (which shall be credited against the Purchase Price); and






                   (g) if Fee Owner and Net Lessee are directed by Purchaser to execute an Assignment and Assumption of their respective interests in the Operating Lease, a counterpart thereof executed and delivered by Purchaser and by the other party thereto (if any) designated by Purchaser in its notice to Fee Owner and Net Lessee directing execution and delivery of such Assignment and Assumption.

              SECTION 7.06. Conditions Generally. The foregoing conditions are for the benefit only of the party for whom they are specified to be conditions precedent and such party may, in its sole discretion, waive any or all of such conditions and close title under this Agreement without any increase in, abatement of or credit against the Purchase Price.


                                      ARTICLE 8

                              TAXES AND OTHER EXPENSES

              SECTION 8.01. Transfer Taxes. All state, city, county and municipal transfer, documentary, stamp and other similar taxes and charges payable in connection with the transfer of the Property to Purchaser and the consummation of the transactions contemplated hereby shall be paid by Seller at the Closing. All state, city, county and municipal recording charges for recording the deed and any mortgage assignment, and all other documents, instruments, agreements and certificates relating to the deed or the mortgage assignment shall be paid by Purchaser at the Closing.

              SECTION 8.02. Title Examination Fees and Sales Taxes. All premiums and fees for title examination and title insurance obtained by Purchaser, if any, and all related charges and survey costs in connection therewith and any sales tax that may be due in connection with the sale of the Personal Property shall be paid at the Closing by Purchaser.

              SECTION 8.03. Survival. The provisions of this Article 8 shall survive the Closing.


                                      ARTICLE 9

                               CLOSING APPORTIONMENTS

              SECTION 9.01. Apportionments, Expense Allocations and Payments. (a) The following shall be apportioned at the Closing as of the close of business on the day immediately preceding the Closing Date provided that Wien & Malkin LLP confirms receipt of the wire transfer representing the balance of the purchase price no later than 3:00 p.m. New York time; otherwise the day of Closing shall belong to Seller and all apportionments shall be


         made as of the close of business on the Closing Date, which apportionments will be made at the Closing in accordance with the provisions of this Section 9.01:

                      (i) real property taxes, business improvement district charges or any other special assessments on the basis of the fiscal year for which assessed;

                     (ii)  water rates and charges;

                    (iii)  sewer taxes and rents;

                     (iv) annual license, permit and inspection fees, if any;

                      (v) fuel, oil, steam, gas, electricity charges and all other utilities which are supplied to the Property (for which, to the extent relevant, Net Lessee will arrange current meter readings);

                     (vi) rents and all other charges (including charges for electricity and cost reimbursement payments) payable under the Space Leases to the extent collected as of the Closing Date; provided, however, that any unpaid amounts or amounts that are subject to final computation under the Space Leases shall be apportioned in the manner provided in Section 9.02;

                    (vii)  all charges and payments under the Service
              Contracts;

                    (viii) intentionally omitted; and

                     (ix) all other cash operating income from and cash operating expenses relating to the Property of every type and nature, to the extent that the same are subject to apportionment on sale of the Property in accordance with prevailing local custom.

                   (b) Seller and Purchaser shall cooperate with one another to transfer all utility accounts into the name of Purchaser, or its designee, as of the Closing Date and the cost of such transfers, including any required deposits, etc., shall be paid by Purchaser. To the extent that all or any of such utility accounts are not so transferred, Seller shall furnish readings of the water, gas and electric meters located on the Property, if any, other than meters measuring the computation of utilities which are the direct responsibility of any tenant, to a date not more than ten (10) days prior to the Closing Date and the unfixed water rates and charges, sewer taxes and rents and gas and electricity charges, if any, based thereon for the intervening time shall be apportioned on the basis of such last readings. If


         such readings are not obtainable by the Closing Date, then, at the Closing, any water rates and charges, sewer taxes and rents and gas and electricity charges which are based on such readings shall be prorated based upon the per diem charges obtained by using the most recent period for which such readings shall then be avail-able. Upon the taking of subsequent actual readings, the apportionment of such charges shall be recalculated and Seller or Purchaser, as the case may be, promptly shall make a payment to the other based upon such recalculation. Seller shall be entitled to all existing utility deposits, if any.

                   (c) The amount of any unpaid real property taxes and assessments, water rates and charges and sewer taxes and rents which Seller is obligated to pay and discharge may, at the option of Seller, be paid by Purchaser out of the cash balance of the Purchase Price, provided that bills therefor, indicating the interest and penalties, if any, thereon, are furnished by Seller to Purchaser at the Closing.

                   (d) If any refund of real property taxes or assessments shall be made after the Closing for any period prior to the Closing Date, the same shall be held by Purchaser and shall first be paid to any Tenant who is entitled to the same in accordance with the provisions of the Space Lease and the balance, if any, shall be paid to Seller. Any refund for the fiscal year in which the Closing Date occurs shall, after deducting all reasonable costs incurred in connection with such tax protest, be apportioned between Seller and Purchaser consistent with the provisions of this Section 9.01.

                   (e) If at the Closing Date the Property or any part thereof shall be or shall have been affected by any special or general assessment or assessments of real property taxes which are or may become payable in installments of which the first installment is then a charge or lien and has become payable, Seller shall pay or cause to be paid at Closing the unpaid installments of such assessments, including those payable following the Closing Date.

                   (f) All brokerage commissions for current terms of Space Leases entered into prior to the date of this Agreement shall be paid by Seller. Any brokerage commission which relates to or arises from any new lease or any extension or renewal of a Space Lease, or any expansion of the Premises covered thereby entered into after the date of this Agreement and approved (or deemed approved) by Purchaser as provided in Section 5.01 hereof and is referenced in the material provided to Purchaser seeking its approval to the applicable transaction, or which relates to or arises from renewals or extensions of the term of any existing Space Leases based on existing terms thereof and commencing after the date of this Agreement (including any brokerage commissions due in respect of a tenant waiving or failing to exercise a


         cancellation right) or any expansions of the premises covered thereby, based on existing terms thereof and commencing after the date hereof and listed on Exhibit G hereto, shall be paid by Purchaser if, as and when due and payable. Purchaser hereby agrees to indemnify and hold Seller harmless from and against any cost, expense, liability or claim (including reasonable attorneys' fees and disbursements) arising from a breach of Purchaser's obligations under this Section 9.01(f).

                   (g) In the event the apportionments hereinabove provided which are to be made at the Closing result in a credit balance (i) to Purchaser, such sum shall be paid at the Closing, at the option of Seller, by either (A) payment to Purchaser by check in an amount equal to such credit balance or (B) giving Purchaser a credit against the balance of the Purchase Price in the amount of such credit balance or (ii) to Seller, Purchaser shall pay the amount thereof to Seller at the Closing check (payable to Wien & Malkin LLP) if the credit balance is less than $5,000 or otherwise by wire transfer of immediately available federal funds to Wien & Malkin LLP to the same account as for the balance of the Purchase Price.

                   (h) Nothing contained herein shall be deemed to prohibit Seller (or Net Lessee, as applicable), at its own expense, from instituting after the Closing Date any action or proceeding in its own name against Tenants no longer in occupancy in order to collect the amounts of any delinquencies due to Seller (or Net Lessee, as applicable) from such Tenants; provided, however, that in no event shall Seller (or Net Lessee, as applicable) be entitled to seek to recover possession of its leased premises. Regarding proceedings pending as of the Closing Date against Tenants still in occupancy, either, as Purchaser may direct in writing at the Closing as to each such proceeding, (i) Seller (or Net Lessee, as applicable) will assign such proceedings to Purchaser (without recourse) and any collections shall be applied first to actual, verifiable out-of-pocket expenses and legal fees of Purchaser and Seller (or Net Lessee, as applicable), pro rata, and then to their respective claims in the applicable proceeding, pro rata or (ii) Seller (or Net Lessee, as applicable) will terminate such proceeding, in which event the provisions of
         Section 9.02 hereof shall be applicable and, for purposes of determining the amount of delinquent rentals, Seller's (or Net Lessee's) actual, verifiable out-of-pocket expenses and legal fees will be included to the extent such expenses and fees could have been included in the judgment under the terms of the applicable Space Lease or otherwise by law.

              SECTION 9.02. Apportionment of Rents. (a) Any checks for rental payments received after the Closing Date by Fee Owner, Net Lessee or their respective agents shall be promptly endorsed to Purchaser by the payee thereof (without recourse) and promptly sent to Purchaser. If on the Closing Date there shall be any past


         due and unpaid rental payments under any Space Lease, then any rental payment received after the Closing Date by Purchaser or its agents or Fee Owner, Net Lessee or their respective agents for such Space Lease shall be applied first to pay the current portion of any rental payments due Purchaser under such Space Lease and the remaining portion of the rental payment shall be remitted promptly by Purchaser to Seller to pay unpaid and other sums due. Purchaser shall bill for past due rental payments provided Net Lessee provides the requisite information as Purchaser may reasonably require, and Purchaser shall not agree to any waiver, reduction, deferral, extension, or any other compromise of any delinquent rental payment without the prior written consent of Seller unless in connection therewith Seller nevertheless then receives all past due rents and other sums to which it would have been entitled pursuant to this Paragraph as if no such waiver, reduction, deferral, extension or other compromise had been agreed to by Purchaser. Any such purported agreement in violation of the immediately preceding sentence shall be void as against Seller, and Seller (or Net Lessee, as applicable) shall thereupon be permitted to institute any action or proceeding against such Tenant; provided, however, that in no event shall Seller (or Net Lessee, as applicable) be entitled to seek to evict any Tenant or recover possession of its leased premises. Except as provided in the immediately preceding sentence, Seller will not commence litigation against any Tenant in occupancy for rent, additional rent or other sums payable in respect of occupancy costs under the Space Leases. Purchaser shall be entitled to deduct from any rental payment more than thirty (30) days past due as of the Closing the actual, verifiable out-of-pocket expenses and legal fees incurred by Purchaser in connection with such past due amount but any such deducted amounts then or thereafter collected by Purchaser shall be repaid to Seller as if a rental payment to be applied hereunder. Purchaser shall promptly provide Seller with a reasonably detailed accounting of such amounts.

                   (b) If any rents (including cost reimbursement payments or other items of additional rent) are payable or accruable under the Space Leases on the basis of estimates or formulae and/or are subject to recomputation after the Closing Date, such rents shall be apportioned as of the Closing Date to the extent collected on the basis of the then current charges or accruals, as applicable, and shall be subject to reapportionment between Seller and Purchaser on the basis of the amounts as finally determined to be owing under the Space Leases and on the basis of a 365 day year and the actual number of days elapsed (or such past year as may be relevant as to Space Leases as to which Closing Date occurs during initial or final year of the term thereof). Within a reasonable time after Purchaser has made its calculations of the final cost reimbursement payments in respect of the pertinent fiscal periods and prior to billing tenants therefor, Purchaser shall prepare and submit to Seller a final calculation of the amounts and other items to be apportioned pursuant to this Agreement as of the



         Closing Date (the "Final Report"). Seller shall raise any objections it has to the Final Report within forty-five (45) days after the submission thereof by written notice to Purchaser given within said forty-five (45) day period and stating in reasonable detail Seller's objections, and Purchaser shall allow Seller and its authorized representatives reasonable access during business hours to its books and records pertinent to the Property to permit Seller to review the Final Report and to ascertain its accuracy. If Seller shall raise any objections to the Final Report as provided above, the parties shall meet to resolve such objections and the Final Report shall be amended accordingly and, within ten
         (10) days after such agreement or other affirmative approval by Seller (or, if Seller raises no objections to the Final Report, the expiration of the forty-five (45) day objection period), Purchaser shall bill the Tenants therefor. Thereafter Purchaser shall pay to Seller promptly upon collection the amount determined to be due from such tenant to the other in accordance with this
         Article 9 based upon the Final Report, as the same may have been amended.

              SECTION 9.03. Survival. The obligations of the parties under this Article 9 shall survive the Closing. Payment due to Seller or Net Lessee pursuant to this Article shall be paid to Wien & Malkin LLP.


                                     ARTICLE 10

                       CONDEMNATION AND DESTRUCTION; INSURANCE

              SECTION 10.01. Condemnation. If, prior to the Closing Date, all or any portion of the building on the Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated), Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof and either Purchaser or Seller shall have the right to terminate this Agreement by giving notice to Seller not later than twenty (20) days after the giving of Seller's notice. If Purchaser elects to terminate this Agreement as aforesaid, Seller shall be deemed unable to perform its obligations hereunder, this Agreement shall terminate effective as of the date of delivery of the termination notice, and Escrow Agent shall deliver the Downpayment, together with any interest accrued thereon, to Purchaser. Upon the return of the Downpayment to Purchaser, this Agreement shall be deemed terminated and Seller shall not have any further liability or obligation to Purchaser hereunder nor shall Purchaser have any further liability or obligation to Seller hereunder, except in each case for such liabilities or obligations as are specifically stated to survive the termination of this Agreement. If neither Purchaser nor Seller does elect to terminate this Agreement as aforesaid or otherwise fails to give timely notice of termination as herein provided, time being of the essence as to the giving of


         such notice, then Purchaser shall be obligated to close title, there shall be no abatement of the Purchase Price and Seller shall assign to Purchaser (without recourse) at the Closing the rights of Seller to the awards, if any, for the taking, and Purchaser shall be entitled to receive and keep all awards for the taking of the Property or such portion thereof. In no event shall Seller be under any obligation to restore all or any portion of the Property in connection with any condemnation or other taking.

              SECTION 10.02. Destruction. If, prior to the Closing Date, a material part (as defined in this Section 10.02) of the Property is destroyed or damaged by fire or other casualty, Seller shall promptly notify Purchaser of such fact and Purchaser shall have the right to terminate this Agreement by giving notice to Seller not later than twenty (20) days after the giving of Seller's notice. For the purposes hereof, a "material part" of the Property shall mean the cost of repairing or restoring which would exceed Two Million Five Hundred Thousand Dollars ($2,500,000), as determined by an independent architect designated by Seller and approved by Purchaser. If Purchaser elects to terminate this Agreement as aforesaid, Seller shall be deemed unable to perform its obligations hereunder, this Agreement shall terminate effective as of the date of delivery of the termination notice, and Escrow Agent shall deliver the Downpayment, together with any interest accrued thereon, to Purchaser. Upon the return of the Downpayment to Purchaser, this Agreement shall be deemed terminated and Seller shall not have any further liability or obligations to Purchaser hereunder nor shall Purchaser have any further liability or obligation to Seller hereunder, except in each case, for such liabilities or obligations as are specifically stated to survive the termination of this Agreement. If Purchaser does not elect to terminate this Agreement or otherwise fails to give timely notice of termination as herein provided, time being of the essence as to the giving of such notice, or if there is damage to or destruction of an "immaterial part" (i.e., anything other than a material part) of the Property by fire or other casualty, then in any of such events, Purchaser shall be obligated to close title, there shall be no abatement of the Purchase Price (except to the extent of any deductible) and Seller shall assign to Purchaser (without recourse) at the Closing the rights of Seller to the proceeds, if any, under Seller's insurance policies, including rental insurance relating to periods following the Closing, covering the Property with respect to such damage or destruction (but not in an amount greater than the Purchase Price, and Purchaser shall be entitled to receive and retain any monies received from such insurance policies in an amount not to exceed the Purchase Price, and any excess proceeds shall belong to Seller. If the amount of casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim and other similar instruments (all without recourse) so that the Purchaser receive all of Seller's right, title and interest in and under said


         insurance policy and any proceeds thereof as herein provided and the Purchaser shall be fully credited at Closing with the amount of the deductible.

              SECTION 10.03. Seller's Obligation to Maintain Insurance.
         Net Lessee represents and Purchaser acknowledges that the Property currently is insured under blanket policies of insurance and that such policies will not be transferred hereunder at the Closing. From the date hereof until the Closing Date, Seller shall continue to carry, and shall keep in full force and effect, casualty insurance in an amount not less than, with a deductible not greater than, and affording substantially the same coverage as, the casualty insurance policies covering the Property as of the date hereof, a description of which coverage is set forth on Exhibit S attached hereto, to the extent such policies are, as determined by Seller, reasonably obtainable from commercial sources at commercially reasonable rates.


                                     ARTICLE 11

                                     INDEMNITIES

              SECTION 11.01. Purchaser's Indemnity. Purchaser hereby agrees to indemnify and hold harmless Fee Owner and Net Lessee and their respective agents, employees, contractors and representatives, and the employees, contractors and representatives of their respective agents, of and from any claim, loss, liability or expense (including reasonable attorney's fees and disbursements) arising or resulting from any act or omission by Purchaser or its agents, contractors, employees or representatives from and after the Closing Date at, around, involving or affecting in any way the Property, the Space Leases, the Tenants, the Service Contracts and the parties thereto other than Fee Owner and Net Lessee.

              SECTION 11.02. Net Lessee's Indemnity. Net Lessee hereby agrees to indemnify and hold harmless Purchaser and its agents, employees, contractors and representatives, and the employees, contractors and representatives of its agents, of and from any claim, loss, liability or expense (including reasonable attorney's fees and disbursements) arising or resulting from any act or omission by Net Lessee or its agents, contractors, employees or representatives prior to the Closing Date at, around, involving or affecting in any way the Property, the Space Leases, the Tenants, the Service Contracts and the parties thereto other than Fee Owner or Purchaser, except that this indemnity shall not relate to matters described in or covered by the representations or warranties of Net Lessee or Fee Owner in this Agreement or any matter affecting or relating to a Space Lease or Tenant in respect of or from which a Tenant Estoppel was delivered at the Closing.




              SECTION 11.03. Indemnification Generally. (a) Wherever it is provided in this Agreement or in any agreement or document delivered pursuant hereto that a party shall indemnify another party hereunder against liability or damages, such phrase, and words of similar import, shall mean that the indemnifying party hereby agrees to and does indemnify, defend and hold harmless the indemnified party and such party's direct and indirect shareholders or partners and their respective past, present and future officers, directors, employees, general and limited partners and agents from and against any and all claims, damages, losses, liabilities and expenses (including, without being limited to, reasonable attorneys' fees and disbursements) to which they or any of them may become subject or which may be incurred by or asserted against any or all of them attributable to, arising out of or in connection with the matters provided for in such provision.

                   (b) If any action, suit or proceeding is commenced, or if any claim, demand or assessment is asserted in respect of which a party is indemnified hereunder or under any agreement or document delivered pursuant hereto, the indemnified party shall give notice thereof to the indemnifying party and the indemnifying party shall be entitled to control the defense, compromise or settlement thereof, at its own cost and expense, with counsel reasonably satisfactory to the indemnified party, and the indemnified party shall cooperate fully and make available to the indemnifying party such information under its control or in its possession relating thereto and may, at its own cost and expense, participate in such defense, subject to the direction of the indemnifying party. The indemnified party shall not effect a settlement of any such claim or proceeding without the prior written consent of the indemnifying party if the indemnifying party shall have irrevocably acknowledged in writing its obligation to indemnify the indemnified party with respect to such claim or proceeding pursuant to this Agreement, and indemnification provisions of this Agreement shall cease to be in effect with respect to a given claim or proceeding if the party seeking to be indemnified shall have settled the matter at issue without consent of or prior notice to the party from whom indemnity is due.

              SECTION 11.04. Survival.  This Article 11 shall survive the
         Closing.


                                     ARTICLE 12

                                       BROKER

              SECTION 12.01. Broker. (a) Purchaser understands that Cushman & Wakefield, Inc. ("C&W") is acting as Seller's representative in this transaction and not as a real estate


         broker. Seller shall pay a fee to C&W pursuant to a separate agreement between Seller and C&W. Seller represents and warrants to Purchaser that Seller has not hired, retained or dealt with any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby. Seller will indemnify Purchaser against liability arising out of any claim that the aforesaid representation and warranty is untrue.

                   (b)  Purchaser represents and warrants to Seller that
         (i) Purchaser has not hired, retained or dealt with any broker, finder, consultant or intermediary in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereby other than Cushman & Wakefield Management ("Broker") and (ii) a true and complete copy of the brokerage/consulting agreement between Purchaser and Broker is annexed hereto as Exhibit T. Purchaser shall pay all fees and commissions due to Broker whether pursuant to the terms of the agreement reproduced in Exhibit T or otherwise. Purchaser will indemnify Seller against liability arising out of any claim that the aforesaid representation and warranty is untrue.

                   (c) The provisions of this Section shall survive the Closing and any termination of this Agreement.


                                     ARTICLE 13

                                      REMEDIES

              SECTION 13.01. Purchaser's Default. In the event that Purchaser shall default under this Agreement, the parties hereto agree that the damages that Seller shall sustain as a result thereof shall be substantial but shall be difficult to ascertain. The parties hereto therefore agree that in the event that Purchaser fails to perform all of the terms, covenants, conditions and agreements to be performed by it hereunder, whether at or prior to the Closing, Seller shall be entitled to retain the Downpayment, together with any interest accrued thereon and Escrow Agent shall promptly deliver said funds to Seller, as and for its sole remedy hereunder, as Seller's liquidated damages, and Seller thereafter shall not have any further liability or obligation to Purchaser hereunder nor shall Purchaser have any further liability or obligation to Seller hereunder, except for such liabilities or obligations which are specifically stated to survive the termination of this Agreement.

              SECTION 13.02. Seller's Inability/Default. In the event that, on the Closing Date, Seller shall be unable to perform its obligations or to satisfy any condition applicable to Seller hereunder in accordance with the provisions of this Agreement and this Agreement shall be terminated in accordance with its terms as


         a result thereof, Purchaser shall be entitled to the return of the Downpayment and Escrow Agent shall promptly return the Downpayment, together with any interest accrued thereon, to Purchaser as and for its sole remedy hereunder if Purchaser so elects not to close; provided, however, that, if the aggregate amount of the claims which Purchaser could successfully have asserted against Net Lessee or Fee Owner (or both) had Purchaser elected to close and assert such claims pursuant to Section 4.05 of this Agreement would have exceeded $100,000 (computed as provided in Section 4.05(c)), then Seller shall also be liable to Purchaser for the reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal fees and disbursements, incurred by Purchaser in connection with its decision to purchase the Property and to execute and deliver this Agreement, such obligation to survive termination hereof. In the event Seller shall on the Closing Date fail or refuse to close other than by reason of its inability so to perform its obligations or so to satisfy any condition as aforesaid, Purchaser shall be entitled to (i) institute an action for specific performance or (ii) receive the return the Downpayment, together with any interest accrued thereon, and reimbursement of Purchaser's costs and expenses as described in and pursuant to the conditions of the immediately preceding sentence. Should Purchaser make the election provided in the preceding clause (ii), Escrow Agent shall promptly return the Downpayment, together with any interest accrued thereon, to Purchaser, and, if applicable, Seller shall promptly reimburse Purchaser for such expenses as described above. Upon the return of the Downpayment to Purchaser under either of the circumstances described above in this Section
         13.02 and, if applicable, reimbursement to Purchaser of its expenses, this Agreement shall be deemed terminated and Seller shall not have any further liability or obligation to Purchaser hereunder nor shall Purchaser have any further liability or obligation to Seller hereunder, except in each case for such liabilities or obligations as are specifically stated to survive the termination of this Agreement.

              SECTION 13.03. Effect or Other Provisions.  Nothing in this
         Article 13 shall affect or otherwise limit the rights of the parties pursuant to any other provision of this Agreement, including, without limitation, Purchaser's rights to bring one or more claims based upon a breach, as of or subsequent to the Closing, of one or more representations, warranties or covenants of Seller made under this Contract, subject to the limitations, and in accordance with the provisions contained in Section 4.05 of this Contract.









                                     ARTICLE 14

                                       NOTICES

              SECTION 14.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (which shall include delivering by recognized overnight courier service) with proof of delivery thereof (any notice or communications so delivered being deemed to have been received at the time delivered), or sent by United States registered or certified mail, postage prepaid and return-receipt requested (any notice or communication so sent being deemed to have been received two (2) business days after mailing in the United States), addressed to the respective parties as follows:

              if to Comfort:

                   George Comfort & Sons, Inc., as Agent
                   200 Madison Avenue
                   New York, New York  10016
                   Attention:  Mr. Peter Duncan, President

              with a copy to:

                   Tenzer Greenblatt LLP
                   405 Lexington Avenue
                   New York, New York  10174
                   Attention:  Stuart Byron, Esq.

              if to Tirrem:

                   Tirrem Management Company Inc.
                   c/o Loeb Partners Realty
                   521 Fifth Avenue, Suite 2300
                   New York, New York  10175

              with a copy to:

                   Bernard Falk, Esq.
                   Loeb Partners Realty
                   521 Fifth Avenue, Suite 2300
                   New York, New York  10174

              if to Fee Owner:                        If to Net Lessee:

                   Garment Capitol Associates              4987 Corporation
                   c/o Wien & Malkin LLP              c/o Helmsley-Spear,
                   Inc.
                   60 East 42nd Street                60 East 42nd Street
                   New York, New York 10165      New York, New York 10165
                   Attn:  Thomas N. Keltner, Jr., Esq.     Attn:


              with a copy to:

                   Wien & Malkin LLP                  Wien & Malkin LLP
                   60 East 42nd Street                60 East 42nd Street
                   New York, New York 10165      New York, New York 10165
                   Attn:  Howard E. Peskoe, Esq.      Attn:  Howard E.
                   Peskoe, Esq.

              if to Escrow Agent:

                   Wien & Malkin LLP
                   60 East 42nd Street
                   New York, New York 10165
                   Attn:  Howard E. Peskoe, Esq.

         or to such other address or party as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address or addresses shall only be effective upon receipt. Notices to Purchaser shall be sent to both Comfort and Tirrem; notices to Seller shall be sent to both Fee Owner and Net Lessee.


                                     ARTICLE 15

                                  ESCROW AGREEMENT

              SECTION 15.01. Escrow Agreement. Supplementing the provisions of Sections 1.02(i) hereof, the Downpayment shall be paid to Escrow Agent and held in accordance with the following terms:

                   (a) Escrow Agent shall deposit the funds in the Fidel-ity U.S. Treasury Income Portfolio. Escrow Agent shall have no responsibility or liability for the loss or diminishment of the funds arising out of the insolvency or failure of the depository institution with which the funds are deposited. The rate of in-terest or yield need not be the maximum available, and deposits, withdrawals, purchases and sales shall be made in accordance with this Contract. Any out-of-pocket transaction costs or bank fees incurred by Escrow Agent shall be deducted by Escrow Agent from any interest earned on the funds.

                   (b) At Closing, or if Purchaser shall default, Escrow Agent shall disburse the Downpayment to Wien & Malkin LLP on behalf of Seller pursuant to the provisions of Section 1.02(b).
         If Seller shall default hereunder, Escrow Agent shall disburse the Downpayment to Purchaser. In connection with any disbursement of the Downpayment, other than in connection with the Closing, Escrow Agent will give written notice to Seller and Purchaser of any proposed disbursement at least fifteen (15) days prior to the disbursement thereof. If either party shall object in a writing


         received by Escrow Agent within such 15-day period, Escrow Agent shall continue to hold the Downpayment and shall not release the same, except as herein provided.

                   (c) If a dispute shall arise as to the disposition of the funds, or if Escrow Agent shall be uncertain as to its duties or rights hereunder, Escrow Agent shall have the right, at its sole option, to (i) continue to hold the same, or (ii) deposit the same with a court of competent jurisdiction, or (iii) disburse the funds in accordance with the written instructions of both parties. Upon disposition pursuant to subsections (ii) or (iii), Escrow Agent shall be relieved of any further responsibility or liability hereunder.

                   (d)  The parties acknowledge and agree that Escrow Agent
         (i) is holding the funds as an accommodation to them and as a stakeholder, (ii) shall not be deemed to be the agent of either party with regard to the funds, (iii) shall be under no responsi-bility in respect of the funds other than to honor the provisions of its undertaking as described herein, (iv) shall have no li-ability arising out of or in connection with its activity as Es-crow Agent except for bad faith or willful neglect, and (v) shall not be required to institute legal proceedings of any kind.
         Seller and Purchaser hereby (i) release Escrow Agent from any act done or omitted in the performance of its duties hereunder, except for bad faith or willful neglect.

                   (e) Escrow Agent shall be entitled to rely upon (i) any judgment, order, certification, demand or other writing delivered to Escrow Agent, without being required to determine the authen-ticity or the correctness of any fact stated therein, the propri-ety or validity thereof, or the jurisdiction of a court issuing any such judgment, (ii) any instrument or signature believed by Escrow Agent to be genuine and duly authorized, and (iii) advice of counsel in reference to any matter or matters connected here-with.

                   (f) Escrow Agent may represent Fee Owner and Net Lessee (or any or all principals thereof) in connection with the Contract and/or the transaction contemplated hereby and any dispute arising with respect to the funds and/or the Contract. Escrow Agent, in its capacity as a law firm, may represent itself with respect to the provisions of this Article 15, in which event the term "rea-sonable attorney's fees and disbursements" as used in this
         Article 15 shall expressly include the value of Escrow Agent's le-gal services to itself.

                   (g) Any notice, demand or other communication hereunder shall be in writing and transmitted in accordance with Article 14.

                   (h) The provisions of this Article 15 (i) constitute the entire agreement among all the parties hereto with respect to


         the subject matter hereof and supersedes all prior understandings and agreements (written, oral or implied) of the parties in con-nection herewith, (ii) shall be governed by and construed in ac-cordance with the laws of the State of New York, (iii) shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, distributees, legal representatives, successors and permitted assigns, and (iv) cannot be modified or cancelled unless by written agreement of all parties.

                   (i) The terms and provisions of this Article 15 shall create no right in any person, firm, corporation or other entity other than the parties hereto and their respective successors and permitted assigns, and no third party shall have the rights to enforce or benefit from the terms hereof.

                   (j) Notwithstanding anything herein to the contrary, Escrow Agent may at any time resign from its responsibilities hereunder upon at least five (5) business days' prior written no-tice to the other parties hereto. Upon the effective date of such resignation, the funds shall be delivered by Escrow Agent to such person as may be designated in writing by the other parties hereto. Upon such delivery and receipt, all obligations and li-ability of the Escrow Agent hereunder shall cease and terminate. If no such person shall have been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate. Thereafter, its sole responsibility shall be to keep safely all property then held by it and to deliver the same to a person designated by all other parties hereto or in ac-cordance with the directions of a final, unappealable order or judgment of a court of competent jurisdiction.


                                     ARTICLE 16

                              MISCELLANEOUS PROVISIONS

              SECTION 16.01. Acceptance of the Premises. The acceptance of the deed to the Property by Purchaser shall be deemed an acknowledgment by Purchaser that Seller has fully complied with all of its obligations hereunder and that Seller is discharged therefrom and that Seller shall have no further obligation or liability with respect to any of the agreements made by Seller in this Agreement, except for those provisions of this Agreement which expressly provide that any obligation of Seller shall survive the Closing.

              SECTION 16.02. Press Releases. Seller and Purchaser agree to jointly issue the press release attached hereto as Exhibit U promptly following the execution of this Agreement. Seller (for itself and on behalf of Broker) and Purchaser (for itself and on behalf of C&W) each agree that none of Seller, Purchaser, Broker or C&W will issue any additional or other press release,


         advertisement or other public communication with respect to this Agreement or the transactions contemplated hereby prior to the Closing without the prior written consent of the other party hereto, except to the extent required by law. If Seller or Purchaser is required by law to issue such a press release or other public communication at least three (3) business day prior to the issuance of the same such party shall deliver a copy of the proposed press release or other public communication to the other party hereto for its review.

              SECTION 16.03. Assignment. Purchaser may not assign its rights and obligations hereunder, in whole or in part, without the prior written consent of Fee Owner. Any assignment without such prior written consent shall be void. The consent of Fee Owner shall be provided in connection with an assignment by either or both (whether separately or jointly) of Comfort or Tirrem of their respective interest hereunder for no or nominal consideration to an entity directly or indirectly owned or controlled by principals of George Comfort & Sons, Inc. or Loeb Partners Realty or principal of both those firms, but such consent does not affect the obligation of Purchaser to seek consent, or a waiver by Fee Owner of the foregoing provisions, as to any other assignment by Purchaser. Subject to and without limiting the provisions of this Section, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

              SECTION 16.04. Binding Effect. This Agreement does not constitute an offer to sell and shall not bind Seller unless and until Seller elects to be bound hereby by executing and delivering to Purchaser an executed original counterpart hereof.

              SECTION 16.05. Partial Invalidity. If any term or provision of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

              SECTION 16.06. Recordation of Agreement: Waiver of Lis Pendens. Neither Seller nor Purchaser may record this Agreement. Purchaser hereby waives, to the extent permitted by law, any right to file a lis pendens or other form of attachment against the Property in connection with this Agreement or the transactions contemplated hereby, other than a lis pendens or other such form of attachment that may be filed by Purchaser contemporaneously with the commencement by Purchaser of an action for specific performance under Section 13.02. To the extent that any such filing is made in violation of the Agreement, Purchaser shall indemnify Seller against any damages incurred by Seller in


         connection therewith. In the event Purchaser shall be unsuccessful in an action for specific performance, it shall, immediately upon demand from Seller, cause any lis pendens or other such form of attachment to be cancelled and removed from the public record. The provisions of this Section 16.06 shall survive the termination of this Agreement.

              SECTION 16.07. Entire Agreement. This Agreement, together with the exhibits hereto, constitutes the entire agreement of the parties regarding the sale by Seller of the Property and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged herein.

              SECTION 16.08. Further Assurances. The parties agree to mutually execute and deliver to each other, at the Closing, such other and further documents as may be reasonably required by counsel for the parties to carry into effect the purposes and intents of this Agreement, provided such documents are customarily delivered in real estate transactions in the City of New York and do not impose any material obligations upon any party hereunder except as set forth in this Agreement.

              SECTION 16.09. Enforcement. In the event either party hereto fails to perform any of its obligations under this Agreement or in the event a dispute arises concerning the meaning or interpretation of any provision of this Agreement, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses reasonably incurred by the other party in enforcing or establishing its rights hereunder, including, without being limited to, court costs and reasonable attorneys' fees.

              SECTION 16.10. Amendment. This Agreement may not be modified, amended, altered or supplemented except by written agreement executed and delivered by Purchaser and Seller.

              SECTION 16.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within said State.

              SECTION 16.12. Exhibits. All Exhibits referred to in this Agreement are incorporated herein and made a part hereof as fully as if set forth herein.

              SECTION 16.13. No Waiver. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed as a waiver of any of such provisions, or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.




              SECTION 16.14. Headings, Article, Section and Exhibit References. The Article and Section headings used herein are for reference purposes only and do not control or affect the meaning or interpretation of any term or provision hereof. All references in this Agreement to Articles, Sections and Exhibits are to the Articles and Sections hereof and the Exhibits annexed hereto.

              SECTION 16.15. No Other Parties. The representations, warranties and agreements of the parties contained herein are intended solely for the benefit of the parties to whom such representation, warranties or agreements are made, shall confer no rights hereunder, whether legal or equitable, in any other party, and no other party shall be entitled to rely thereon.

              SECTION 16.16. Capacity of Parties; Claims. Purchaser acknowledges that claims hereunder by Purchaser are limited to rights against the Property or the Downpayment only, as herein provided, and no recourse may be had against any principal, officer, director, partner, participant, stockholder, member, agent or other representative of Fee Owner or Net Lessee or of any predecessor owner of the Property or of the lessee's interest in the Net Lease.

              SECTION 16.17. Counterparts. This Agreement may be signed in counterpart.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

                                  FEE OWNER:

                                  GARMENT CAPITOL ASSOCIATES


                                  By:______________________________
                                     Name:  Peter L. Malkin
                                     Title:  General Partner


                                  NET LESSEE:

                                  4987 CORPORATION


                                  By:______________________________
                                     Name:  Thomas N. Keltner, Jr.
                                     Title:   President








                                  PURCHASER:

                                  GEORGE COMFORT & SONS, INC., as agent


                                  By:______________________________
                                     Name:
                                     Title:


                                  TIRREM MANAGEMENT COMPANY, INC.


                                  BY:_____________________________
                                     Name:
                                     Title:


         Provisions of Article 15 agreed to and
         Receipt of Downpayment acknowledged
         this _____ day of January, 1997

         WIEN & MALKIN LLP


         By:_____________________________________




























                                        -48-